EXHIBIT 11.1

                                 WORLDTEX, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                 (Dollars in thousands except per share amounts)


                                       Six Months Ended              Three Months Ended
                                            June 30,                       June 30,
                                      1998            1997             1998        1997
                                      ----            ----            ----        ----

Net income                        $     2,899         4,695           748         2,029
                                  ===========   ===========   ===========   ===========
Shares:
  Weighted average number
    of shares outstanding          14,430,693    14,410,785    14,432,693    14,416,660
                                  ===========   ===========   ===========   ===========
  Basic earnings per share (1)    $       .20           .33           .05           .14
                                  ===========   ===========   ===========   ===========
  Shares:
  Weighted average number
    of shares outstanding          14,430,693   14,410,785   14,432,693      14,416,660
  Assumed exercise of options         327,246      424,745      301,975         323,783
                                  -----------   -----------   -----------   -----------
  Total average number of common
    and common equivalent shares
    used for diluted computation   14,757,939   14,835,530   14,734,668      14,740,443
                                  ===========   ===========   ===========   ===========
Diluted earnings per share (2)    $       .20          .32          .05             .14
                                  ===========   ===========   ===========   ===========


(1) Basic earnings per share are calculated based upon the weighted average number of common shares outstanding during the year.

(2) Diluted earnings per share are calculated based upon the weighted average number of common shares and common equivalent shares outstanding during the year.